                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       TranCoastal Marine Services, Inc.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                       TRANSCOASTAL MARINE SERVICES, INC.
                        2925 BRIARPARK DRIVE, SUITE 930
                              HOUSTON, TEXAS 77042

                             ---------------------

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 27, 1998

                             ---------------------

Dear Stockholder:

     You are cordially invited to the Annual Meeting of Stockholders of TransCoastal Marine Services, Inc. (the "Company") to be held on Wednesday, May 27, 1998. The meeting will be held at the Adam's Mark Hotel, 2900 Briarpark Drive, Houston, Texas, 77042 at 9:00 a.m. local time.

     As set forth in the accompanying Proxy Statement, the meeting will be held for the following purposes:

        1. To elect 10 directors of the Company to serve until the next annual meeting or until his/her respective successor has been duly elected and qualified;

        2. To ratify the Board of Directors' appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1998;

        3. To approve an amendment to the 1997 Stock Option Plan; and

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 31, 1998, as the record date for determination of stockholders who are entitled to notice of and to vote either in person or by proxy at the 1998 Annual Meeting of Stockholders and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting. STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. If a stockholder who has returned a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

                                            By Order of the Board of Directors,


                                            Allyson B. Fox
                                            General Counsel and Secretary

Houston, Texas
April 24, 1998

                       TRANSCOASTAL MARINE SERVICES, INC.

                                PROXY STATEMENT

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This Proxy Statement and the accompanying proxy card are furnished to the stockholders of TransCoastal Marine Services, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by and on behalf of the Board of Directors of the Company of proxies for use at the 1998 Annual Meeting of Stockholders of the Company ("Annual Meeting") to be held on Wednesday, May 27, 1998, at 9:00 a.m. local time, at the Adam's Mark Hotel, 2900 Briarpark Drive, Houston, Texas, 77042 and any adjournment thereof. The Company will pay all costs of soliciting proxies. Solicitation of proxies will be primarily by mail. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies in person or by telephone and facsimile transmission, for which such persons will receive no additional consideration. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to beneficial owners of the Company's common stock, par value $.001 per share ("Common Stock").

     The persons named as proxies were designated by the Board of Directors and are officers and directors of the Company. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld), and where a choice has been specified by the stockholder as provided in the proxy, the proxy will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal 1 to elect the nominees for director proposed by the Board of Directors, FOR Proposal 2 to ratify the Board of Directors' appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1998, and FOR Proposal 3 to amend the 1997 Stock Option Plan.

     Any stockholder may revoke his or her proxy at any time before it is voted at the meeting by duly executing a proxy bearing a later date. A proxy may also be revoked by any stockholder at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or by voting in person at the meeting. The mailing address of the executive office of the Company is 2925 Briarpark Drive, Suite 930, Houston, Texas 77042. The requirement for a quorum at the meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. There is no provision for cumulative voting.

     Only stockholders of record at the close of business on March 31, 1998 will be entitled to notice of, and to vote at, the meeting. As of such date, 8,898,441 shares of the Company's Common Stock were outstanding. Each of such outstanding shares is entitled to one vote at the meeting. This Proxy Statement and accompanying proxies are initially being mailed to stockholders of the Company on or about April 24, 1998. The Annual Report of the Company for the fiscal year ended December 31, 1997 is being mailed to stockholders under the same cover as this Proxy Statement.

                             ELECTION OF DIRECTORS

                                   PROPOSAL 1

     The Board of Directors currently consists of ten directors, each of whom will stand for reelection at the Annual Meeting. Subject to the foregoing, each of the ten directors to be elected at the Annual Meeting will hold office for the ensuing year and until his/her successor is elected and qualified. It is intended that the accompanying proxy, if furnished, will be voted for the election to the Board of Directors of the ten nominees named below. Although the Board of Directors has no reason to believe that the nominees will be unable to serve as directors, if a nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW.

     The following information with respect to each person nominated for election as a director has been furnished to the Company by the nominees as of March 31, 1998.

                                                                    DIRECTOR
                NAME AND BUSINESS EXPERIENCE                  AGE    SINCE
                ----------------------------                  ---   --------

Bill E. Stallworth..........................................  65      1997
  Bill E. Stallworth has served as Chairman of the Board and
  Chief Executive Officer of the Company since August 1997.
  Mr. Stallworth served in various capacities with Brown &
  Root, Inc. ("Brown & Root") from 1956 to 1986, including
  the position of President of Brown & Root International,
  Inc. and as a member of Brown & Root's Board of Directors
  from 1981 to 1986. Mr. Stallworth founded an engineering
  and construction consulting company in 1986, which
  provides services in the international oil and gas and
  construction industries. Mr. Stallworth is currently
  serving on the Board of Directors of Fugro N.V., a
  multi-national consulting company, and on the Texas A&M
  Board of Advisors for the Center of International Business
  Studies.

Thad "Bo" Smith.............................................  56      1997
  Thad "Bo" Smith has served as President and Chief
  Operating Officer of the Company since August 1997. From
  January 1997 to August 1997, he worked as an independent
  consultant in the areas of business strategy and product
  development. From 1967 to 1996, Mr. Smith held various
  positions with Brown & Root, where his last position was
  President of Brown & Root's Worldwide Service, Civil and
  Environmental Business. Mr. Smith was with Brown & Root's
  Marine Division from 1967 to 1986 serving in various
  positions including Senior Vice President, with
  responsibilities for its European and African offshore oil and gas construction business. Mr. Smith is currently
  serving on the University of Houston College of Business
  Dean's Executive Advisory Board and is a Director for the
  Houston Area Research Council.

Nathan M. Avery.............................................  63      1997
  Mr. Avery became a director of the Company on the closing
  of the initial public offering (the "Offering") in
  November 1997. Since 1972, Mr. Avery has served as
  Chairman of the Board, President and Chief Executive
  Officer of Galveston-Houston Company, a company
  specializing in manufacturing oilfield service products.
  He has been active in the oil and gas industry since the
  1960s. Mr. Avery is currently a director and member of the
  Executive Committee of Daniel Industries, Inc. and a
  director of Prime Cable. He is also an advisory director
  of Cooper Cameron Corporation. Mr. Avery was Chairman of
  the Board of the Board of Directors of Bettis Corporation
  until December 1996.

Patrick B. Collins..........................................  69      1997
  Mr. Collins was elected to the Board of Directors in
  September 1997. From 1967 to 1991, Mr. Collins was a
  partner with Coopers & Lybrand LLP. Since 1991, Mr.
  Collins has been an independent business consultant
  specializing in financial and accounting matters. Mr.
  Collins is currently serving on the Board of Directors of
  HCC Insurance Holdings, Inc., a property and casualty
  insurance company based in Houston, Texas.

Beldon E. Fox, Jr. .........................................  61      1997
  Mr. Fox became a director of the Company in November 1997.
  He served as Chief Operating Officer of The Red Fox
  Companies of New Iberia, Inc., one of the founding
  companies, from November 1989 until the closing of the
  Offering, at which time he assumed the position of
  President.

                                                                    DIRECTOR
                NAME AND BUSINESS EXPERIENCE                  AGE    SINCE
                ----------------------------                  ---   --------
Daniel N. Hargett, Sr. .....................................  58      1997
  Mr. Hargett became a director of the Company on the
  closing of the Offering in November 1997. He served as
  Chief Executive Officer of CSI, one of the founding
  companies, from 1963 through March 1998. In 1981, Mr.
  Hargett founded Hargett Mooring & Marine, Inc., a supplier of vessels providing marine construction support.

H. Daniel Hughes II.........................................  38      1997
  Mr. Hughes became a director of the Company on the closing of the Offering in November 1997. Mr. Hughes served as the
  President of HBH, one of the founding companies of the
  Company, from 1993 through March 1998 and served as its
  Vice President from 1991 to 1993. Prior to joining HBH, he held various positions in related entities since 1981,
  including service as President of Dixie Machine Welding
  and Metalworks, Inc., a topside ship repair and industrial fabrication company.

Clifford E. McFarland.......................................  42      1997
  Mr. McFarland was elected to the Board of Directors in
  September 1997. In November 1991, Mr. McFarland co-founded
  McFarland, Grossman & Company, Inc., a Houston,
  Texas-based investment banking and financial advisory
  firm, and has served as its Managing Director and
  President since that time. Mr. McFarland is currently
  serving on the Board of Directors of Teletouch
  Communications, Inc. of Tyler, Texas.

D. Glenn Richardson.........................................  54      1997
  Mr. Richardson was elected to the Board of Directors in
  September 1997. Mr. Richardson founded Falcon Drilling
  Company, Inc. of Houston, Texas, for which he served as a
  director and as President and Chief Operating Officer from
  1990 until his retirement in June 1996. Mr. Richardson
  founded Glendel Drilling Company, Inc., a barge drilling
  rig operator based in Abbeville, Louisiana, and served as
  its President from 1980 to 1989. Mr. Richardson currently
  owns and operates a cattle ranch in Louisiana.

Jean Savoy..................................................  49      1997
  Mr. Savoy was elected to the Board of Directors in
  September 1997. Mr. Savoy is a member and manager of J&D
  Capital, L.C., a consulting and financial services company based in Lafayette, Louisiana. For more than the past 25
  years, Mr. Savoy has served as an independent directional
  and horizontal drilling consultant for independent and
  major oil and gas companies and various directional
  drilling concerns.

                            DIRECTORS AND COMMITTEES

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     On October 27, 1997, the Board of Directors established an Executive Committee, an Audit Committee, and a Compensation Committee. The Executive Committee advises the Board of Directors on matters relating to the senior management of the Company. The Executive Committee consists of Messrs. Stallworth, Hargett, Savoy, McFarland and Avery. The Audit Committee recommends the appointment of auditors and oversees the accounting and audit functions of the Company. The Audit Committee consists of Messrs. Collins, McFarland and Savoy. The Compensation Committee determines executive officers' and key employees' salaries and bonuses and administers the 1997 Stock Option Plan (the "Plan"). During 1997, Messrs. Richardson, Avery and Savoy served as members of the Compensation Committee. On January 29, 1998, the Board of Directors approved the increase in the number of directors on the Compensation Committee from three to four, and elected Patrick Collins to membership on the Compensation Committee.

     The Board of Directors held two meetings during 1997, and the Executive Committee met one time during 1997. No meetings of the Audit or Compensation Committees were held during 1997, although such committees did meet in 1998. Each of the directors attended at least 75% of the meetings of the Board of Directors and any committee on which they served during 1997.

DIRECTOR COMPENSATION

     During 1997, each member of the Board of Directors who was not a full-time employee of the Company (a "non-employee director") was paid (i) $1,250, representing a quarterly installment of an annual retainer of $5,000, and (ii) $500 per meeting of the Board of Directors or any committee thereof (unless held on the same day as a Board meeting) at which the director was present. Directors who are officers of or employed by the Company or any of its subsidiaries do not receive additional compensation for serving as directors of the Company or attending Board of Directors or committee meetings. All directors are reimbursed for all ordinary and necessary expenses incurred in attending any meeting of the Board of Directors or any committee thereof, or otherwise incurred in their capacity as directors.

     Pursuant to an October 1997 action of the Board of Directors and under the terms of the 1997 Stock Option Plan, the Company approved Non-qualified Options for each of the initial non-employee directors as follows (the "non-employee director awards"): (i) the automatic grant to each of the initial non-employee directors (including those elected to begin service upon completion of the Offering) of options to purchase 5,000 shares, effective as of the date of the Offering, at an exercise price of $18.00 per share, (ii) the automatic grant to each non-employee director elected after the completion of the Offering of options to purchase 5,000 shares, effective on the date of such person's initial election as a director, at an exercise price equal to the fair market value of the Common Stock on the date of such grant, and (iii) the automatic grant to each non-employee director of options to purchase 5,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months following such person's election as a director, at an exercise price equal to the fair market value of the Common Stock on the date of such grant. The Company has reserved 100,000 shares of Common Stock for issuance pursuant to the non-employee directors awards; however, the Board of Directors may revoke at any time the next automatic grant of options otherwise provided for pursuant to the non-employee director awards. Each option granted pursuant to the non-employee director awards shall be exercisable in full six months after the date of grant and shall expire ten years after the date of grant, unless sooner exercised or cancelled due to termination of service or death.

     During March 1998, the Board of Directors approved the following changes to non-employee director compensation: (i) an increase in the annual retainer from $5,000 to $18,000, and (ii) an increase in the per meeting compensation for the Board of Directors from $500 to $1,000. Compensation for committee meetings was retained at $500 per meeting for meetings held on days other than Board meetings. Additionally, members of the Board of Directors are entitled to receive either in full or in part, Common Stock Options in lieu of the annual retainer, based on the market value of the Common Stock at the time of the Annual Meeting.

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

                                   PROPOSAL 2

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP, Certified Public Accountants, as the Company's independent accountants for the fiscal year ended December 31, 1998, subject to ratification of this appointment by the stockholders of the Company. Arthur Andersen LLP performed audit services in connection with the examination of the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1997, and is considered by management of the Company to be well qualified. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to answer appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE BOARD OF DIRECTORS' APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 1998.

                      AMENDMENT TO 1997 STOCK OPTION PLAN

                                   PROPOSAL 3

     In August 1997, the Board of Directors and the stockholders of the Company approved the 1997 Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options ("Options") to directors, executive officers, certain other employees and certain non-employee consultants of the Company. Within certain limitations provided by the Plan, such Options may include provisions regarding vesting, exercise price, the amount of each grant and other terms as shall be approved by the Board of Directors or by a committee designated by the Board. Options granted under the Plan may be either options that qualify as "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Options"), or those that do not qualify as such ("Non-qualified Options"). The Plan, which permits up to 750,000 shares of Common Stock to be issued, terminates in August 2007. The Company has reserved 100,000 of these shares to be issued pursuant to non-employee director awards.

THE AMENDMENT

     The Board of Directors has adopted and proposes that the stockholders approve an amendment to the Plan that will permit the number of shares of the Company's Common Stock reserved for awards to be increased from 750,000 shares to 1,050,000 shares. The Board of Directors believes that such approval is essential to enable the Company to continue to attract and retain key employees in an extremely competitive industry.

GENERAL

     The Plan is administered by the Board of Directors upon recommendation by the Compensation Committee of the Board, which committee, to the extent required, will be constituted so as to qualify for certain exemptions under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, to satisfy the requirements of Section 162(m) of the Code. Subject to the terms of the Plan, the Board of Directors, upon recommendation by the Compensation Committee, determines the persons to whom Options are granted and the terms and the number of shares covered by each Option. The term of each Option may not exceed ten years from the date the Option is granted, or five years in the case of an Incentive Option granted to a holder of more than 10% of the fully diluted capital stock of the Company. Non-qualified Options and Incentive Options may become exercisable six months after the date of grant and may continue to be exercisable, in whole or in part, up to ten years after the date of grant (with the exception of Incentive Options granted to a holder of more than 10% of the fully diluted capital stock of the Company), as determined by the Board or the Compensation Committee.

     The Plan provides that all Non-qualified Options and Incentive Options which are not exercisable on the date of termination of an Optionholder's employment generally expire when the optionee ceases to be affiliated with the Company; however, the Board of Directors, upon recommendation by the Compensation Committee, may, in its discretion, permit the holder to exercise unvested Options following such termination for specified periods of time if the six-month waiting period has been satisfied. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee. The Plan provides that each stock option agreement with respect to any Non-qualified Option or Incentive Option shall specify the effects of termination of employment or consulting on exercisability of such options.

     The Plan contains a provision accelerating the exercisability of Options upon the occurrence of specified events, including merger, consolidation, dissolution or liquidation of the Company. The acceleration of vesting of Options in the event of a merger or other similar event may be seen as an anti-takeover provision and may have the effect of discouraging a proposal for merger, a takeover attempt or other efforts to gain control of the Company.

     Payment on the exercise of an Option may be in cash, by check or, at the discretion of the Board, by delivery of shares of Common Stock with a "fair market value," as defined in the Plan, equal to the aggregate exercise price, or by means of a "cashless exercise" involving the sale of shares by, or a loan from, a broker.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1997 STOCK OPTION PLAN

     Incentive Stock Options. An employee who has been granted an incentive stock option will not realize taxable income at the time of the grant or exercise (but in some circumstances may be subject to an alternative minimum tax as a result of the exercise) of such option and the Company will not be entitled to a deduction at either such time. If the employee makes no disposition of shares acquired pursuant to an incentive stock option within two years from the date of the grant of such option, or within one year of the transfer of such shares to him or her, any gain or loss realized on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the foregoing holding period requirements are not satisfied, a portion of any gain in the year of disposition will be taxable to the employee as ordinary income, and the Company will be entitled to a corresponding deduction. The Company will not be entitled to any deduction in connection with any loss to the employee or the portion of any gain that is taxable to the employee as short-term or long-term capital gain.

     Nonqualified Stock Options. Nonqualified stock options (options that are not incentive stock options) will not qualify for special federal income tax treatment. No tax is imposed on the optionee upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the employee will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price and the Company will be entitled to a corresponding deduction, provided the Company withholds income tax with respect to such amount. However, if the shares received upon the exercise of a nonqualified stock option are transferred to the optionee subject to certain restrictions then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company's tax deduction (assuming any federal income tax withholding requirements are satisfied) should be deferred and should be measured based upon the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors, and 10% stockholders by Section 16(b) of the Securities Exchange Act of 1934, as amended, are restrictions during such period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a nonqualified stock option. Ordinary income realized upon the exercise of a nonqualified stock option is not an adjustment for alternative minimum tax purposes.

     Withholding. The company has the right to deduct from any or all awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations.

     Deductibility. As discussed in the Compensation Committee Report, the 1997 Stock Option Plan (the "Plan") has been designed to meet the requirements in
Section 162(m) of the Internal Revenue Code for stock options, including the requirements that all options have an exercise price that is no less than the fair market value of the Common Stock on the grant date and that the plan state the maximum number of shares that can be issued during a specified period to an individual employee under the Plan. Thus, the provisions of Section 162(m) should not limit the Company's ability to deduct all of the compensation income generated in connection with the exercise of stock options granted under the Plan.

BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the shares represented at the 1998 Annual Meeting of Stockholders in person or by proxy will be needed to approve the amendment. The Board of Directors believes that such approval is essential to enable the Company to continue to attract and retain key employees in an extremely competitive industry.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1997 STOCK OPTION PLAN.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of March 31, 1998 as to (i) each person or entity known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock (a "5% Stockholder"), (ii) each of the Company's current directors, (iii) each of the executive officers of the Company, and (iv) all directors and executive officers as a group.

                                                                 SHARES         PERCENT
                                                              BENEFICIALLY    BENEFICIALLY
STOCKHOLDER                                                     OWNED(1)        OWNED(1)
-----------                                                  ------------    ------------
Jean Savoy(2)(3)(6).........................................     742,500          8.3%
G. Darcy Klug(2)(3).........................................     737,500          8.3%
J&D Capital, L.C.(2)(3).....................................     737,500          8.3%
The Succession of Herbert D. Hughes.........................     500,000          5.6%
Louis Woodson...............................................     483,333          5.4%
Daniel N. Hargett, Sr. .....................................     444,444          5.0%
Bill E. Stallworth..........................................     109,000          1.2%
Thad "Bo" Smith(4)..........................................     101,100          1.1%
Johnnie W. Domingue.........................................      76,200         *
Beldon E. Fox, Jr.(3).......................................      75,000         *
Clifford E. McFarland(5)(6).................................      45,000         *
Patrick B. Collins(6).......................................       8,750         *
H. Daniel Hughes II.........................................          --         *
D. Glenn Richardson(6)......................................       5,000         *
Nathan M. Avery(6)..........................................       5,000         *
All executive officers and directors as a group (11
  persons)..................................................   1,611,994         18.1%

---------------

 *   Less than one percent of the Company's Common Stock.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares which the individual has the right to acquire within 60 days of March 31, 1998 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his spouse) with respect to the shares shown as beneficially owned.

(2) Shares shown include 737,500 shares held by J&D Capital, L.C., of which Mr. Klug owns 73.75% and Mr. Savoy owns 26.25% of the membership interests.

(3) The indicated holders are parties to an exchange agreement whereby they agreed, in participation with one other stockholder, to exchange an aggregate of 250,000 shares of Common Stock for an equal number of shares of Restricted Common Stock. The indicated shares beneficially owned have not been reduced by the individual participation in this share exchange.

(4) Includes 100 shares of Common Stock held by Mr. Smith's daughter for which he disclaims beneficial ownership.

(5) Shares shown reflect a warrant to purchase 10,000 shares of Common Stock owned directly by Mr. McFarland, and a warrant to purchase 30,000 shares of Common Stock held indirectly through McFarland, Grossman & Company, Inc., an investment banking and financial advisory firm for which Mr. McFarland serves as Managing Director and President.

(6) Includes the right to acquire 5,000 shares of Common Stock within 60 days upon the exercise of outstanding stock options.

     The address of each 5% Stockholder is as follows:

             5% STOCKHOLDER                                 ADDRESS
             --------------                                 -------
J&D Capital, L.C.                          217 West University
Jean Savoy                                 Lafayette, Louisiana 70506
G. Darcy Klug

The Succession of Herbert D. Hughes        The Succession of Herbert D. Hughes
                                           c/o Elizabeth DePass, Executrix
                                           Diversified Group, Inc.
                                           5801 Citrus Boulevard
                                           Harahan, Louisiana 70123

Louis Woodson                              205 Shannon Road
                                           Lafayette, Louisiana 70503

Daniel N. Hargett, Sr.                     116 Shannon Road
                                           Lafayette, Louisiana 70501

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from certain reporting persons that no Form 5 was required, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners under
Section 16(a) of the Exchange Act were complied with during fiscal 1997.

                               EXECUTIVE OFFICERS

     Set forth below is the age (as of March 31, 1998), positions held with the Company and certain other business experience information for each of the Company's executive officers.

     Bill E. Stallworth, 65, has served as Chairman of the Board and Chief Executive Officer of the Company since August 1997. Mr. Stallworth served in various capacities with Brown & Root, Inc. ("Brown & Root") from 1956 to 1986, including the position of President of Brown & Root International, Inc. and as a member of Brown & Root's Board of Directors from 1981 to 1986. Mr. Stallworth founded an engineering and construction consulting company in 1986, providing services in the international oil and gas and construction industries.

     Thad "Bo" Smith, 56, has served as President and Chief Operating Officer of the Company since August 1997. From January 1997 to August 1997, he worked as an independent consultant in the areas of business strategy and product development. From 1967 to 1996, Mr. Smith held various positions with Brown & Root, where his last position was President of Brown & Root's Worldwide Service, Civil and Environmental Business. Mr. Smith was with Brown & Root's Marine Division from 1967 to 1986 serving in various positions including Senior Vice President, with responsibilities for its European and African offshore oil and gas construction business.

     Johnnie W. Domingue, 51, has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since May 1997. From 1996 to 1997, Mr. Domingue was Vice President and Chief Financial Officer of Ankle & Foot Centers of America, a start-up venture for the consolidation of foot and ankle specialists. From 1988 to 1995, he was employed by Community Health Computing Corp., a computer software and service company, in various positions including President and Chief Executive Officer. In 1995, Community Health Computing Corp. and Community Health Computing, Inc., one of its subsidiaries, were reorganized under bankruptcy proceedings pursuant to Chapter 11 of the United States Bankruptcy Code.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual salary, bonus, and other compensation for the fiscal year ended December 31, 1997 awarded to or earned by the Company's executive officers (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                LONG-TERM
                                         ------------------------------     COMPENSATION AWARDS
                                                                OTHER     -----------------------
                                                               ANNUAL     RESTRICTED   SECURITIES   ALL OTHER
  NAME AND PRINCIPAL POSITION                                  COMPEN-      STOCK      UNDERLYING    COMPEN-
        WITH THE COMPANY          YEAR   SALARY    BONUS(1)   SATION(2)     AWARDS      OPTIONS     SATION(3)
--------------------------------  ----   -------   --------   ---------   ----------   ----------   ---------
Bill E. Stallworth..............  1997   $63,515   $115,000      $--         --          27,778      $28,117
  Chairman of the Board and
     Chief Executive Officer
Thad "Bo" Smith.................  1997   $63,515   $130,000      $--         --          27,778      $36,000
  President and Chief Operating
     Officer
Johnnie W. Domingue.............  1997   $90,098   $100,000      $--         --          25,000      $ 6,825
  Senior Vice President, Chief
     Financial Officer and
     Treasurer

---------------

(1) Represents bonuses received upon closing of the Offering.

(2) Perquisites and other personal benefits received during the year by each executive officer were individually less than (a) $50,000 and (b) 10% of the sum of salaries and bonuses paid to the executive officer.

(3) Represents amounts received pursuant to consulting agreements with the Company prior to joining the Company as employees.

                             OPTION GRANTS IN 1997

     The following table sets forth, as to the Named Officers, information concerning stock options granted during the fiscal year ended December 31, 1997.

                                                  INDIVIDUAL GRANTS
                                  --------------------------------------------------    POTENTIAL REALIZABLE
                                                PERCENT OF                                VALUE AT ASSUMED
                                  NUMBER OF       TOTAL                                 ANNUAL RATES OF STOCK
                                  SECURITIES     OPTIONS                               PRICE APPRECIATION FOR
                                  UNDERLYING    GRANTED TO    EXERCISE                     OPTION TERM(4)
                                   OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   -----------------------
NAME                               GRANTED(1)     1997(2)      PER SHARE    DATE(3)         5%          10%
----                              ----------   ------------   ---------   ----------   ----------   ----------
Bill E. Stallworth..............    27,778        6.25%        $ 18.00    10/29/2007    $314,450     $796,878
Thad "Bo" Smith.................    27,778        6.25%        $ 18.00    10/29/2007    $314,450     $796,878
Johnnie W. Domingue.............    25,000        5.63%        $ 18.00    10/29/2007    $283,003     $717,184

---------------

(1) The options in this table are incentive stock options granted under the 1997 Stock Option Plan and have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. All such options have 10-year terms and vest over a period of 5 years at a rate of 20% of the shares per year.

(2) The Company granted options to purchase 444,325 shares of Common Stock to employees, including executive officers, during 1997.

(3) The options in this table may terminate before their expiration as a result of the termination of optionee's status as an employee or upon the optionee's disability or death.

(4) Under rules promulgated by the SEC, the amounts in these columns represent the hypothetical gain or "option spread" that would exist for the options in this table based on assumed stock price appreciation from the date of grant until the end of such options' 10-year term at assumed annual rates of 5% and 10%. The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price growth. There can be no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% annual rates of compounded stock appreciation or at any other defined rate.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

     The following table sets forth, as to the Named Officers, certain stock option information concerning the number of shares subject to both exercisable and unexercisable stock options and the value of such options as of December 31, 1997.

                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                OPTIONS AT FISCAL YEAR-END       FISCAL YEAR-END($)(1)
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
Bill E. Stallworth............................        --         27,778             --             --
Thad "Bo" Smith...............................        --         27,778             --             --
Johnnie W. Domingue...........................        --         25,000             --             --

---------------

(1) Based on the fair market value of the Company's Common Stock at fiscal year-end less the exercise price payable for such shares.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee, which is composed only of outside directors, administers the compensation program for executive officers of the Company. The Compensation Committee, with the aid of internal staff and independent compensation consultants, reviews and evaluates the Company's compensation program to determine its effectiveness in attracting, motivating and retaining highly skilled executive officers.

     COMPENSATION PHILOSOPHY. The objectives of the Company's executive compensation policies are to attract, retain and reward highly-skilled executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and stockholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. The Board of Directors believes that a substantial portion of the annual compensation of each executive officer should be influenced by the performance of the Company, as well as the individual contribution of each executive officer and the responsibility and authority of each position relative to other positions within the Company.

     COMPENSATION COMPONENTS. During 1997, the Company used base salary and stock option grants under the Plan to achieve the objectives outlined above. Subsequent to the Offering, the Company employed independent consultants to design an appropriate compensation plan for all management employees, including executive officers. A critical component of the entire compensation plan, namely the cash performance bonus plan, was approved by the Board of Directors during the first quarter of 1998 and is effective for the 1998 fiscal year. Consequently, the cash bonus component of the approved compensation plan, as outlined below, was not in effect for the fiscal year ended December 31, 1997.

     The Company's executive compensation program has three primary components: base salary, cash performance bonus and long-term incentives. Each of these three components is described below.

     Base Salary Program. The level of base salary paid to executive officers is determined on the basis of performance, experience and such other factors as may be appropriately considered by the Compensation Committee. Based upon a review of comparable organizations, including certain of the companies in the Company's peer group index used for the performance graph contained elsewhere herein, the base salaries were negotiated and established for the executive officers prior to the Offering.

     Cash Performance Bonus Program. The cash performance bonus plan (the "Bonus Plan") is an annual incentive plan commencing January 1, 1998. The purpose of the Bonus Plan is to encourage participants to think in broad business and managerial terms to: (1) encourage the profitability of the Company as a whole,
(2) encourage the cooperation and support of the leadership and employees of the founding companies, (3) emphasize the need for each participant to strive to achieve the Company's business strategies, and (4) emphasize the necessity of integrity, safety, and quality in all of the Company's operations.

     The individuals chosen for participation in the Bonus Plan are selected annually by management and supported by the Compensation Committee of the Board of Directors. The goals and plans for each plan year shall be communicated to participants not later than the end of the first quarter of each calendar year. The plan year shall mean the calendar year ending December 31, 1998, and each subsequent calendar year thereafter. Key management selected to participate in 1998 may or may not be selected in future years. If after the beginning of the plan year, a person is newly hired, promoted, or transferred into a key position, management may designate such person as a participant in the Bonus Plan for the balance of the year, on a prorated basis.

     The Bonus Plan is based on three principal components, the Company's overall financial performance, the financial performance of each business unit, and the performance of the individual employee.

     Long-Term Incentive Plan. In August 1997, the Board of Directors and the stockholders of the Company approved the 1997 Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to directors, executive officers, certain other employees and certain non-employee consultants of the Company. During the year ended December 31, 1997, 444,325 stock options were granted at the initial public offering price of $18.00 per share, including 80,556 stock options granted to executive officers.

     DEDUCTIBILITY. Internal Revenue Code Section 162(m) precludes a public corporation from taking a compensation deduction in excess of $1 million for its chief executive officer or its four other highest paid officers. Performance-based compensation meeting criteria in Section 162(m), however, is specifically exempt from the deduction limit. The Company's long-term incentive grants to executive officers have all been designed to qualify as exempt performance-based compensation. The Company has not taken actions necessary to qualify its annual cash incentive plan for the exclusion to Section 162(m), because no executive officer's annual cash compensation exceeded the Section 162(m) limit in fiscal 1997. While the Company intends to pursue a strategy of maximizing the deductibility of compensation paid to executive officers in fiscal 1998, it also intends to maintain the flexibility to take actions that it considers to be in the Company's best interests and to take into consideration factors other than tax deductibility.

     COMPENSATION POLICIES FOR THE CHIEF EXECUTIVE OFFICER. Bill E. Stallworth has served as the Chief Executive Officer of the Company since August 1997. From August 1997 through the Offering, Mr. Stallworth was compensated at an annual salary rate of $120,000. Mr. Stallworth's base salary was increased to $200,000 simultaneous with the closing of the Offering in November 1997. Mr. Stallworth received a $115,000 bonus upon the closing of the Offering. At the time of the Offering, Mr. Stallworth received a grant of options under the 1997 Stock Option Plan for 27,778 shares of Common Stock. The options awarded Mr. Stallworth were based upon a uniform formula (determined in reference to salary and the initial public offering price of $18.00) utilized for all key employees at the time of the Offering. Future compensation of the Chief Executive Officer will be a function of performance and competitive industry factors as determined by the Committee with the aid of independent compensation consultants.

                                            THE COMPENSATION COMMITTEE

                                            Nathan M. Avery
                                            Jean Savoy
                                            D. Glenn Richardson
                                            Patrick B. Collins

                       AGREEMENTS WITH EXECUTIVE OFFICERS

     On April 14, 1997, the Company entered into an agreement for consulting services ("Executive Services Agreement") with Stallworth, Frankhouser & Associates, a Houston-based business consulting firm ("SFA"), pursuant to which Bill E. Stallworth and Thad Smith have provided executive services to the Company in connection with its formation, the acquisitions of the founding companies (the "Acquisitions") and the Offering. Under the Executive Services Agreement, SFA was entitled to receive (i) $10,000 per month for the services provided by Mr. Stallworth so long as he provided a minimum of 85 hours of services per month to the Company and (ii) $250 per hour for the services provided by Mr. Smith, with a maximum daily charge of $2,000 per day. Either the Company or SFA could terminate the Executive Services Agreement by providing the other party 30 days' prior notice. The Executive Services Agreement was amended to provide for termination of consulting services effective August 1, 1997, and to provide for the payment of cash bonuses, payable upon the closing of the Offering, to Mr. Stallworth and Mr. Smith in the amount of $115,000 and $130,000, respectively. Effective August 1, 1997, the Company entered into employment agreements with Mr. Stallworth and Mr. Smith under which each received a base salary of $10,000 per month prior to the closing of the Offering.

     On April 21, 1997, the Company executed a memorandum agreement with Johnnie
W. Domingue, providing the terms of Mr. Domingue's employment with the Company in connection with its formation, the Acquisitions and the Offering. Under that agreement, Mr. Domingue received a base salary of $10,000 per month. Mr. Domingue received a success bonus of $100,000 on the closing of the Offering. Either party could terminate the agreement on 30 days' written notice.

     From March 1997 to April 1997, the Company also sold a total of 275,000 shares of Common Stock at $.001 per share to various members of management as follows: Mr. Stallworth -- 100,000 shares; Mr. Smith -- 100,000 shares; and Mr. Domingue -- 75,000 shares.

     During 1997, the Company entered into stock repurchase agreements with each of Messrs. Stallworth, Smith and Domingue, pursuant to which the Company is entitled to repurchase, for $.001 per share, a portion of the shares of Common Stock previously issued to each of them, in the event such individual (i) is terminated from his employment with the Company for cause (as defined in the agreements) or (ii) voluntarily resigns from his employment with the Company within 18 months of the closing of the Offering. All shares of Common Stock held by such persons on the closing of the Offering will initially be subject to the repurchase rights and that number will be reduced pro rata each month thereafter until the end of that 18-month period, when no shares will be subject to repurchase by the Company. Messrs. Stallworth, Smith and Domingue may not sell any shares of Common Stock so long as they remain subject to the repurchase rights.

     During August 1997, the Company entered into separate employment agreements with Messrs. Stallworth, Smith and Domingue. Two of the agreements were effective August 1, 1997 and one upon the closing of the Offering. Each such employment agreement provides for an annual base salary in an amount not less than the initial specified amount and entitling the employee to participate in all of the Company's compensation plans (as defined) in which other executive officers of the Company participate. Each of these agreements has a three-year term and continues thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal, subject to the right of the Company and the employee to terminate the employee's employment at any time. If the employee's employment is terminated by the Company without cause (as defined), the employee will be entitled, for 12 months following the effective date of such termination, to (i) periodic payments equal to his annual cash base salary (as defined) from the Company, including bonuses, if any, and (ii) continued participation in all of the Company's compensation plans (other than the granting of new awards under the 1997 Stock Option Plan or any other performance-based plan) during such period. If a change of control (as defined) of the Company occurs and the terms of the employment agreement are not adopted, the employee will be entitled to receive an amount equal to 36 months of his then-current base salary under the agreement, payable semimonthly. The employment agreements contain or will contain covenants limiting competition with the Company during the term of the employment agreement and for additional periods up to two years after the termination of employment.

                              CERTAIN TRANSACTIONS

     In connection with its formation, the Company issued 600,000 shares of its Common Stock to J&D Capital, L.C. ("J&D") for an aggregate cash consideration of $600 (62,500 of which shares were subsequently sold to unrelated third parties).
G. Darcy Klug and Jean Savoy own 73.75% and 26.25% of the membership interests of J&D, respectively. Jean Savoy is a director of the Company. The Company also issued, in connection with its formation, 300,000 shares of Common Stock to Mr. Klug, individually (200,000 of which shares were subsequently contributed by Mr. Klug to J&D and 100,000 of which shares were subsequently sold to James B. Thompson, Jr.), and 75,000 shares of Common Stock to Beldon E. Fox, Jr., each for cash consideration equal to $.001 per share. On closing of the Offering, the holders of these 975,000 shares of Common Stock agreed to exchange an aggregate of 250,000 shares for an equal number of shares of Restricted Common Stock to the extent required to ensure that shareholders of the Woodson companies, one of the Founding Companies, became, collectively, the largest holder of the Company's voting stock immediately following the Acquisitions.

     Effective February 19, 1997, the Company and J&D entered into a consulting agreement pursuant to which J&D provided certain consulting and financial services to the Company. Under the consulting agreement, J&D was to receive a consulting fee of $12,500 per month, payable on the closing of the Offering, at which time the agreement would terminate. On September 24, 1997, the Company and J&D amended the consulting agreement, so that, following the completion of the Offering, J&D would provide the Company with financial advisory and related services in connection with its acquisition program. J&D would receive a consulting fee of $23,500 per month and Non-Qualified Options under the 1997 Stock Option Plan to purchase 36,667 shares for an exercise price equal to the initial offering price to the public which was $18.00 per share. The options were to vest at the rate of 20% per year, commencing on the first anniversary of the closing of the Offering, and were to expire at the earlier of ten years from the date of grant or three months following termination of the consulting and financial services agreement. In addition, J&D would also be eligible to receive annual performance-based bonuses. J&D made advances to the Company pursuant to the J&D Loan Agreement to enable the Company to pay various professional and administrative expenses in connection with its formation and the Offering. Such advances were repaid with proceeds from the Offering.

     Payments totaling $192,864 were paid to J&D during 1997. During the first quarter of 1998, the consulting agreement with J&D was terminated in exchange for the payment to J&D of approximately $.8 million. Concurrent with the termination of the consulting agreement, the 36,667 options held by J&D expired.

     In February 1997, the Company engaged McFarland, Grossman & Company, Inc. ("MGCO") to provide financial advisory services for a period of six months in connection with the Acquisitions and related financings. Mr. McFarland is a director of the Company and the Managing Director and President of MGCO. Under the terms of the engagement letter between the Company and MGCO, as amended on June 25, 1997 (the "MGCO Engagement Letter"), the Company paid MGCO an initial financial advisory fee of $15,000, plus monthly fees aggregating $30,000, and reimbursed MGCO for its out-of-pocket expenses relating to the services provided. In connection with the MGCO engagement letter, the Company issued a warrant to MGCO for $100 in cash. The warrant provided for the purchase of up to 50,000 shares of Common Stock, at an exercise price of $8.00 per share. The warrant could be exercised in whole or, from time to time, in part, at any time during the five-year period beginning on the issuance date of the warrant. The Company granted certain registration rights to MGCO with respect to the shares of Common Stock issuable upon exercise of the warrant. During December 1997, the warrant was re-issued in separate warrants to the following parties in the share allocation indicated parenthetically: (1) Clifford E. McFarland (10,000 shares),
(2) McFarland, Grossman & Company, Inc. (30,000 shares), and (3) Cary M. Grossman (10,000 shares).

     MGCO received a $400,000 success fee upon the closing of the Acquisitions and a senior debt placement fee of $800,000 upon the initial funding under the Company's credit agreement.

                            STOCK PERFORMANCE GRAPH

     The following performance graph compares the cumulative total return to stockholders on the Company's Common Stock to the cumulative total return of the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and with that of a peer group. The peer group companies for this performance graph are J. Ray McDermott, S.A., Global Industries, Ltd., Oceaneering International, Inc., Friede Goldman International, Inc., Universal Fabricators, Inc., Cal-Dive International, Inc., Gulf Island Fabrication, Inc., Bouygues Offshore S.A., and American Oilfield Divers, Inc. The graph assumes that $100 was invested on October 30, 1997 (the date upon which the Common Stock first began public trading) in the Company's Common Stock, the S&P 500 and the peer group, including reinvestment of dividends. No dividends have been declared or paid on the Company's Common Stock. Note that historic stock performance is not necessarily indicative of future stock price performance.

                                                    TransCoastal
               Measurement Period                      Marine
             (Fiscal Year Covered)                 Services, Inc.      Peer Group         S&P 500
                   10/30/97                              100               100               100
                   10/31/97                              135               103               101
                   11/30/97                              108                86               106
                   12/31/97                               79                89               108

                           PROPOSALS OF STOCKHOLDERS

     Pursuant to the Company's Bylaws, proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company by December 26, 1998 to be considered for inclusion in the proxy statement and form of proxy relating to the 1999 Annual Meeting.

     The Annual Report of the Company for the year ended December 31, 1997, including audited financial statements, is enclosed with the proxy statement but does not constitute a part of the proxy soliciting material. Additional copies of the Annual Report are available without charge, upon request.

     The Company will furnish a copy of its Annual Report on Form 10-K for the year ended December 31, 1997, without exhibits, without charge to each person who forwards a written request to Johnnie W. Domingue, Senior Vice President, Chief Financial Officer, and Treasurer, TransCoastal Marine Services, Inc., 2925 Briarpark Drive, Suite 930, Houston, Texas 77042.

                                 OTHER MATTERS

     Management does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be presented to the meeting by others. If other matters properly come before the meeting or any adjournments thereof, the persons named in the accompanying proxy and acting thereunder intend to vote in accordance with their best judgment.

                                            THE BOARD OF DIRECTORS

Houston, Texas
April 24, 1998

                       TRANSCOASTAL MARINE SERVICES, INC.

            Proxy for Annual Meeting of Stockholders on May 27, 1998

     The undersigned hereby appoints Bill E. Stallworth and Thad "Bo" Smith or either of them, proxies, with full power of substitution and with discretionary authority, to represent and vote, as designated below, all shares of Common Stock of TransCoastal Marine Services, Inc. (the "Company") held of record by the undersigned on March 31, 1998, at the Annual Meeting of Stockholders to be held on May 27, 1998 or any adjournment thereof. The undersigned instructs said proxies to vote as indicated on each of the following items proposed by the Board of Directors of the Company:


                        (TO BE SIGNED ON REVERSE SIDE.)

[X]  Please mark your
     votes as in this
     example.


1. Election of          FOR      WITHHELD
   Directors            [ ]        [ ]

   Nominees:  Bill E. Stallworth
              Thad "Bo" Smith
              Nathan M. Avery
              Patrick B. Collins
              Beldon E. Fox, Jr.
              Daniel N. Hargett, Sr.
              H. Daniel Hughes II
              Clifford E. McFarland
              D. Glenn Richardson
              Jean Savoy

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. Proposal to ratify the Board of            FOR        AGAINST     ABSTAIN
   Directors' appointment of Arthur           [ ]          [ ]         [ ]
   Andersen LLP as independent auditors
   of the Company for the fiscal year
   ending December 31, 1998.

3. Proposal to approve an amendment to        [ ]          [ ]         [ ]
   the 1997 Stock Option Plan.

4. To transact such other business as
   may properly come before the meeting
   or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE TEN NOMINEES FOR ELECTION, AND FOR PROPOSALS 2 AND 3.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURE(S)________________________________________________ DATE ______________

NOTE: Please sign exactly as name or names appear on stock certificate (as indicated hereon).